SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the
Securities Exchange Act of 1934

                          April 3, 2009
Date of Report (date of earliest event reported)

American TonerServ Corp.
Exact name of Registrant as Specified in its Charter

Delaware	333-120688	33-0686105
State or Other Jurisdiction	Commission File Number	IRS Employer Identification
of Incorporation		Number

420 Aviation Boulevard, Suite 103, Santa Rosa, California 95403
Address of Principal Executive Offices, Including Zip Code

(800) 736-3515 Registrant's Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     On April 3, 2009, the Board of Directors of American TonerServ Corp. (the Company") approved an amendment to the Company's Bylaws to increase the number of Directors of the Company from five persons to six persons and elected Chad Solter to fill the vacancy on the board created thereby. Mr. Solter (age 37) was the founder of iPrint Technologies, Inc. which was engaged in providing printing supplies and service to a variety of companies including Fortune 1000 companies, nationwide from 2005 until the Company acquired that business on October 31, 2008. Mr. Solter now serves as President of the Company's iPrint subsidiary. Prior to founding iPrint, from 1996 to 2005 he was the Director of Sales for JDI Technologies, which was engaged in providing printing supplies and service to a variety of companies including Fortune 1000 companies, in Calabasas , California.  Mr. Solter received a Bachelors Degree in Speech Communications from California State University, Northridge, in 1999.

     Mr. Solter's election to the Board of Directors was made pursuant to the terms of the Asset Purchase Agreement related to the Company's acquisition of the assets of iPrint Technologies, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           AMERICAN TONERSERV CORP.

Dated: April 9, 2009	By: /s/ Chuck Mache Chuck Mache, President